Exhibit 1
                                    ---------

                       Schedule 13G Joint Filing Agreement
                       -----------------------------------


     WHEREAS, pursuant to paragraph (k) of Rule 13d-1 promulgated under Subsection 13(d)(1) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the parties hereto have decided to satisfy their filing obligations under the 1934 Act by a single joint filing; and

     WHEREAS, the parties hereto desire to enter into this Schedule 13G Joint Filing Agreement (the "Agreement") dated as of the 21st day of April 2003.

     NOW, THEREFORE, the undersigned hereby agree as follows:

     1. The Schedule 13G with respect to Badger Paper Mills, Inc., to which this Agreement is attached as Exhibit 1 ( "Schedule 13G"), is filed on behalf of Edwin A. Meyer, Jr. and the Edwin A. Meyer, Jr. and Gloria L. Meyer Revocable Living Trust.

     2. Each of Edwin A. Meyer, Jr. and the Edwin A. Meyer, Jr. and Gloria L. Meyer Revocable Living Trust is responsible for the completeness and accuracy of the information concerning such person contained in Schedule 13G; provided that, subject to paragraph (k) of Rule 13d-1, each person is not responsible for the completeness or accuracy of the information contained in Schedule 13G concerning the other person making such filing.

     IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first above written.

                                      /s/ Edwin A. Meyer, Jr.
                                      ------------------------------------------
                                      Edwin A. Meyer, Jr.



                                      Edwin A. Meyer, Jr. and Gloria L. Meyer
                                      Revocable Living Trust


                                      By: /s/ Edwin A. Meyer, Jr.
                                         ---------------------------------------
                                           Edwin A. Meyer, Jr., Trustee



                               Page 7 of 7 Pages